Exhibit 99.3

HORACE MANN EDUCATORS CORPORATION AND
NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

HORACE MANN EDUCATORS CORPORATION
FORM 8-K/A

HORACE MANN EDUCATORS CORPORATION AND
NTALIFE ENTERPRISES, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements (the pro forma financial statements) are based on the separate historical consolidated financial statements of Horace Mann Educators Corporation (Horace Mann) and NTALife Enterprises, LLC and Subsidiaries (NTA) after giving effect to the Acquisition as defined in Note 1, "Description of the Acquisition," and the assumptions and adjustments described in the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Acquisition had occurred on March 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and three months ended March 31, 2019 are presented as if the Acquisition had occurred on January 1, 2018. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable items and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The preparation of the pro forma financial statements and related adjustments require certain assumptions and estimates. The pro forma financial statements should be read together with:

•	the accompanying notes to the pro forma financial statements contained in this Exhibit 99.3;
•	Horace Mann's audited historical consolidated financial statements and accompanying notes included in Horace Mann's Annual Report on Form 10-K for the year ended December 31, 2018;
•	Horace Mann's unaudited historical condensed consolidated financial statements and accompanying notes included in Horace Mann's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;
•
NTA's audited historical consolidated financial statements for the years ended December 31, 2018 and 2017 and accompanying notes thereto included in Exhibit 99.1 to Horace Mann's Current Report on Form 8-K/A filed herewith; and

•
NTA's unaudited historical condensed consolidated financial statements as of March 31, 2019 and for the three months ended March 31, 2019 and 2018 and accompanying notes thereto included in Exhibit 99.2 to Horace Mann's Current Report on Form 8-K/A filed herewith.

The pro forma financial statements were prepared using the acquisition method of accounting for business combinations pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations (ASC 805), with Horace Mann considered the acquirer of NTA for accounting purposes. Under the acquisition method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values as of the closing date, with any excess purchase price allocated to goodwill. The pro forma financial statements set forth below give effect to, among other things, the following:

•	payment of cash to NTA members as the Acquisition consideration;
•	incurrence of debt to fund a portion of the cash payable in connection with the Acquisition consideration;
•	liquidation of certain Horace Mann investments to fund a portion of the cash payable in connection with the Acquisition consideration; and
•	elimination of transaction costs attributable to the Acquisition as such costs are considered non-recurring.

Horace Mann has not yet completed the purchase price allocation to the assets acquired and liabilities assumed. Accordingly, the fair values of assets acquired and liabilities assumed presented in the pro forma financial statements are based on preliminary estimates. Determining fair values requires the use of estimates and assumptions including, but not limited to, estimates of future cash flows and direct costs in addition to developing the appropriate discount rates. Horace Mann believes the estimated fair values recognized for the assets acquired and the liabilities assumed are based on reasonable estimates and assumptions currently available. The final determination of the fair values of assets acquired and liabilities assumed will be based on the estimated fair value of such assets and liabilities that exist as of the closing date. Accordingly, the amounts allocated to the fair value of assets acquired and liabilities assumed and the resulting goodwill could change from the amounts used in the pro forma financial statements presented below.

The pro forma adjustments and related assumptions are described in the accompanying notes to the pro forma financial statements. Horace Mann believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available. However, adjustments that may be recorded upon completion of the final valuation of balance sheet amounts may differ materially from the information presented in the pro forma financial statements.

The pro forma financial statements have been prepared by Horace Mann in accordance with Article 11 of Regulation S-X promulgated by the U.S. Securities Exchange Commission (SEC) and are not necessarily indicative of the combined financial position or results of operations that might have been achieved had the Acquisition been completed as of the dates indicated, nor are they meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the Acquisition. Neither Horace Mann nor NTA can provide any assurance that the results indicated in the pro forma financial statements will be realized or that Horace Mann's or NTA's future financial results will not materially vary from the pro forma financial statements. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to give effect to expected synergies, expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity.

Certain financial information of NTA, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in Horace Mann's consolidated financial statements. Refer to Note 4, "Historical NTA Conforming Adjustments," to the pro forma financial statements for an explanation of these reclassifications.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2019

($ in thousands)	Historical HMEC	Historical NTA	Acquisition Adjustments	Ref.	Pro Forma as Adjusted
ASSETS
Investments:
Fixed maturity securities, available for sale, at fair value	$7,798,004	$527,371	$(200,204)	(6a)	$8,125,171
Equity securities, at fair value	105,487	346	—		105,833
Limited partnership interests	330,434	5,094	—		335,528
Short-term and other investments	323,853	24,613	(3,455)	(6b)	345,011
Total investments	8,557,778	557,424	(203,659)		8,911,543
Cash	7,281	35,434	3,455	(6c)	46,170
Restricted cash	—	1,145	—		1,145
Deferred policy acquisition costs	275,431	87,137	(87,137)	(6d)	275,431
Intangible assets	15,631	—	164,943	(6e)	180,574
Goodwill	57,483	—	44,895	(6f)	102,378
Other assets (1)	423,377	27,029	1,672	(6g)	452,078
Separate Account (variable annuity) assets	2,224,099	—	—		2,224,099
Total assets	$11,561,080	$708,169	$(75,831)		$12,193,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Policy liabilities
Investment contract and life policy reserves	$5,748,140	$461,715	$(94,867)	(6h)	$6,114,988
Unpaid claims and claim expenses	393,549	25,051	—		418,600
Unearned premiums	267,029	3,668	—		270,697
Total policy liabilities	6,408,718	490,434	(94,867)		6,804,285
Other policyholder funds	821,813	—	—		821,813
Other liabilities (1)	384,926	14,415	(2,644)	(6i)	396,697
Long-term debt	297,810	—	225,000	(6j)	522,810
Separate Account (variable annuity) liabilities	2,224,099	—	—		2,224,099
Total liabilities	10,137,366	504,849	127,489		10,769,704
Common stock	66	—	—		66
Additional paid-in capital	474,336	—	—		474,336
Members' capital	—	10,987	(10,987)	(6k)	—
Retained earnings	1,236,621	168,310	(168,310)	(6l)	1,236,621
Accumulated other comprehensive income (loss), net of tax	198,654	7,012	(7,012)	(6m)	198,654
Treasury stock, at cost	(485,963)	—	—		(485,963)
Non-controlling interest	—	17,011	(17,011)	(6n)	—
Total shareholders’ equity	1,423,714	203,320	(203,320)		1,423,714
Total liabilities and shareholders’ equity	$11,561,080	$708,169	$(75,831)		$12,193,418
________________

(1)	See Note 10 for a reconciliation of NTA's historical information to the amounts presented in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2019.

See Notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONSENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2018

($ in thousands, except per share data)	Historical HMEC	Historical NTA (1)	Acquisition Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma as Adjusted
Revenues
Insurance premiums and contract charges earned	$817,333	$131,421	$—		$—		$948,754
Net investment income	376,507	19,386	—		(6,863)	(7f)	389,030
Net investment gains (losses)	(12,543)	1,192	—		—		(11,351)
Other income	10,302	3,105	—		—		13,407

Total revenues	1,191,599	155,104	—		(6,863)		1,339,840

Benefits, losses and expenses
Benefits, claims and settlement expenses	637,560	63,278	(7,451)	(7a)	—		693,387
Interest credited	206,199	—	—		—		206,199
DAC amortization expense	109,889	2,505	(2,505)	(7b)	—		109,889
Operating expenses	205,413	44,202	7,028	(7c)	—		256,643
Interest expense	13,001	—	—		5,580	(7g)	18,581

Total benefits, losses and expenses	1,172,062	109,985	(2,928)		5,580		1,284,699

Income before income taxes	19,537	45,119	2,928		(12,443)		55,141
Income tax expense	1,194	9,463	615	(7d)	(2,613)	(7h)	8,659
Net income before non-controlling interest	18,343	35,656	2,313		(9,830)		46,482
Non-controlling interest	—	(2,523)	2,523	(7e)	—		—

Net income	$18,343	$33,133	$4,836		$(9,830)		$46,482

Net income per share
Basic	$0.44						$1.12
Diluted	$0.44						$1.11

Net investment gains (losses)
Net other-than-temporary impairment losses on securities recognized in earnings	$(1,530)	$—	$—		$—		$(1,530)
Sales and other, net	3,491	1,192	—		—		4,683
Change in fair value - equity securities	(18,323)	—	—		—		(18,323)
Change in fair value and gains related on settlements - derivative instruments	3,819	—	—		—		3,819
Total	$(12,543)	$1,192	$—		$—		$(11,351)
________________

(1)	Historical NTA financial information has been conformed to the historical presentation in Horace Mann's consolidated financial statements. Refer to Note 4, Historical NTA Conforming Adjustments.

See Notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONSENSED COMBINED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2019

($ in thousands, except per share data)	Historical HMEC	Historical NTA	Acquisition Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma as Adjusted
Revenues
Insurance premiums and contract charges earned	$209,785	$32,954	$—		$—		$242,739
Net investment income	92,800	5,021	—		(1,716)	(8f)	96,105
Net investment gains	7,417	2,364	—		—		9,781
Other income	3,211	780	—		—		3,991

Total revenues	313,213	41,119	—		(1,716)		352,616

Benefits, losses and expenses
Benefits, claims and settlement expenses	139,384	15,472	(1,863)	(8a)	—		152,993
Interest credited	52,922	—	—		—		52,922
DAC amortization expense	24,973	1,280	(1,280)	(8b)	—		24,973
Operating expenses	54,053	11,253	2,201	(8c)	—		67,507
Interest expense	3,303	—	—		1,581	(8g)	4,884

Total benefits, losses and expenses	274,635	28,005	(942)		1,581		303,279

Income before income taxes	38,578	13,114	942		(3,297)		49,337
Income tax expense	6,412	2,669	198	(8d)	(692)	(8h)	8,587
Net income before non-controlling interest	32,166	10,445	744		(2,605)		40,750
Non-controlling interest	—	(672)	672	(8e)	—		—
Net income	$32,166	$9,773	$1,416		$(2,605)		$40,750

Net income per share
Basic	$0.77						$0.98
Diluted	$0.77						$0.98

Net investment gains (losses)
Net other-than-temporary impairment losses on securities recognized in earnings	$(236)	$—	$—		$—		$(236)
Sales and other, net	4,838	2,364	—		—		7,202
Change in fair value - equity securities	3,506	—	—		—		3,506
Change in fair value and gains related on settlements - derivative instruments	(691)	—	—		—		(691)
Total	$7,417	$2,364	$—		$—		$9,781

See Notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Acquisition

On July 1, 2019, Horace Mann Educators Corporation (Horace Mann) completed the acquisition of NTALife Enterprises, LLC and Subsidiaries (NTA) pursuant to the terms of a purchase agreement dated December 10, 2018 by and among Horace Mann and Ellard Family Holdings, Inc., Brian M. Ellard and The JCE Exempt Trust. The stated purchase price of the transaction was $405 million plus an additional $20 million (approximately) representing NTA’s share of "adjusted earnings" (as determined in accordance with the terms of the purchase agreement) from July 1, 2018 to July 1, 2019. As a result of the acquisition, NTA became a wholly owned subsidiary of Horace Mann (the Acquisition).

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and three months ended March 31, 2019 are based on the historical consolidated financial statements of Horace Mann and NTA after giving effect to the closing and the assumptions and adjustments described in the accompanying Notes. Such pro forma adjustments are (1) factually supportable, (2) directly attributable to the Acquisition and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company. The non-controlling interest of NTA has been eliminated for purposes of the pro forma presentation.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, "Business Combinations," which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the closing date.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, "Fair Value Measurement", as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective, and it is possible that participants applying reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Horace Mann has not yet completed the allocation of the purchase price to the assets acquired and liabilities assumed. Accordingly, the preliminary estimated fair values of the assets acquired and liabilities assumed may change, including the estimated fair values and useful lives of the tangible assets and identifiable intangible assets and allocation of the excess purchase price to goodwill.

The preliminary estimated identifiable finite-lived intangible assets include value of business acquired, value of distribution acquired and value of agency relationships. The estimated identifiable indefinite-lived intangible assets include trade mark/trade name and state licenses, which are not amortized, but will be subject to periodic impairment testing and are subject to the same risks and uncertainties noted for the identifiable finite-lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of NTA's assets acquired and liabilities assumed.

Note 2 - Basis of Presentation (Continued)

The pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the Acquisition. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not reflect expected revenue synergies, expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity.

Note 3 - Accounting Policies

As part of preparing the pro forma financial statements, Horace Mann conducted a review of the accounting policies of NTA to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Horace Mann's accounting policies and classifications. During the preparation of these pro forma financial statements, Horace Mann did not become aware of any material differences between accounting policies of Horace Mann and NTA, except for certain reclassifications necessary to conform NTA's historical consolidated financial statements to Horace Mann's financial presentation, and accordingly, these pro forma financial statements do not assume any material differences in accounting policies between Horace Mann and NTA, except as disclosed in Note 4, "Historical NTA Conforming Adjustments".

Note 4 - Historical NTA Conforming Adjustments

Financial information of NTA in the "Historical NTA" column of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 has been conformed to the historical presentation in Horace Mann’s consolidated statements of operations. The following table sets forth NTA historical amounts that have been conformed to the historical presentation in Horace Mann’s consolidated statement of operations for the year ended December 31, 2018.

($ in thousands)
Classified as "Other income"
Commission income	$3,014
Other revenue	91
Total	$3,105
Classified as "Benefits, claims and settlement expenses"
Death and surrender benefits	$1,252
Accident and health benefits	36,104
Change in benefit reserves	25,922
Total	$63,278
Classified as "Operating expenses"
Commission expenses	$16,348
General insurance expenses	28,982
Taxes, licenses and fees	2,738
Deferred policy acquisition costs	(3,866)
Total	$44,202
Classified as "DAC amortization expense"
DAC amortization expense	$(1,361)
Deferred policy acquisition costs	3,866
Total	$2,505

Note 5 - Preliminary Purchase Price Allocation

Total cash consideration paid to NTA members was approximately $425 million. The cash consideration was funded by cash on hand as of July 1, 2019, inclusive of $225 million in borrowings under Horace Mann's senior revolving credit facility. Although not reflected in the pro forma financial statements, as of August 1, 2019, the amount outstanding on the senior revolving credit facility was $135 million.

The pro forma preliminary allocation of the purchase price to NTA's assets acquired and liabilities assumed as of March 31, 2019 is based on a preliminary estimate of their respective fair values as presented below.

($ in millions)
Assets:
Investments	$554.0
Cash, Cash Equivalents and Restricted Cash	40.0
Intangible Assets	164.9
Other Assets	28.7
Liabilities:
Policy Reserves	366.8
Policy Claims	28.7
Other Liabilities	11.9
Total Identifiable Net Assets Acquired	380.2
Goodwill	45.0
Purchase Price	$425.2

Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The value of business acquired intangible asset represents the present value of the expected underwriting profit within policies that were in force at the closing date. The value of distribution acquired intangible asset represents the present value of future business to be written by the existing agency force. The value of agency relationships intangible asset represents the present value of the commission overrides retained by NTA. The trade name intangible asset represents the present value of future savings accruing to NTA by virtue of not having to pay royalties for the use of the trade name. The state licenses intangible asset represents the regulatory licenses held by NTA that were valued using the cost approach.

The preliminary allocation to intangible assets is as follows:

($ in millions)	March 31, 2019
Value of business acquired	$94.3
Value of distribution acquired	44.2
Value of agency relationships	16.9
Trade name	6.6
State licenses	2.9
Total Identified Intangible Assets	$164.9

Note 5 - Preliminary Purchase Price Allocation (Continued)

The expected amortization related to the preliminary fair value of the acquired finite-lived intangible assets for the five years following the Acquisition is shown in the table below:

(S in millions)	Year Following the Acquisition
	Year 1	Year 2	Year 3	Year 4	Year 5
Amortization of Intangibles:
Value of business acquired	$7.5	$6.9	$6.5	$6.1	$5.6
Value of distribution acquired	2.5	2.5	2.5	2.5	2.5
Value of agency relationships	1.2	1.2	1.2	1.2	1.2
Total	$11.2	$10.6	$10.2	$9.8	$9.3

Note 6 - Preliminary Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the "Acquisition Adjustments" column in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2019 are as follows:

($ in thousands)		Increase (Decrease)
		as of March 31, 2019
	Assets:
(6a)	To Record Liquidation of Certain Horace Mann Investments to Fund a Portion of the Cash Payable in Connection with the Acquisition Consideration	$(200,204)
(6b)	To Eliminate NTA Mortgage Loan Investment with NTA Affiliate Paid Off on Closing Date	(3,455)
(6c)	To Record Cash Contribution from Proceeds of NTA Mortgage Loan Investment with NTA Affiliate on Closing Date	3,455
(6d)	Adjustment to Eliminate NTA's Deferred Policy Acquisition Costs	(87,137)
(6e)	Adjustment to Record Intangible Assets Acquired	164,943
(6f)	Adjustment to Record Goodwill	44,895
	Adjustments to Other Assets
	To Record a Net Deferred Tax Asset Associated with Purchase Accounting	3,943
	Adjustment to Eliminate NTA's Equity in Unearned and Advance Premiums	(949)
	Adjustment to Eliminate Due from Reinsurers - Ceded Reserves	(1,322)
(6g)	Total Other Assets Adjustments	1,672
	Total Adjustments to Assets	$(75,831)

	Liabilities:
	Adjustments to Life Policy Reserves:
	To Eliminate NTA's Historical Life Policy Reserves	$(461,715)
	To Record NTA's Life Policy Reserves at Fair Value	366,848
(6h)	Total Life Policy Reserves Adjustments	(94,867)
	Adjustments to Other Liabilities:
	Adjustment to Eliminate NTA's Historical Net Current and Deferred Taxes	(2,644)
(6i)	Total Other Liabilities Adjustments	(2,644)
(6j)	To Record Incurrence of Debt to Fund a Portion of the Cash Payable in Connection with the Acquisition Consideration	225,000
	Total Adjustments to Liabilities	$127,489

	Shareholders' Equity:
(6k)	Adjustment to Eliminate NTA's Historical Members' Capital	$(10,987)
(6l)	Adjustment to Eliminate NTA's Historical Retained Earnings	(168,310)
(6m)	Adjustment to Eliminate NTA's Historical Accumulated Other Comprehensive Income (Loss), Net of Tax	(7,012)
(6n)	Adjustment to Eliminate NTA's Historical Non-Controlling Interest	(17,011)
	Total Adjustments to Shareholders' Equity	$(203,320)

Note 7 - Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2018

Adjustments included in the "Acquisition Adjustments" column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 are as follows:

($ in thousands)		Increase (Decrease)
		For the Year Ended December 31, 2018
	Benefits, Losses and Expenses:
	Adjustments to Benefits, Claims and Settlement Expenses:
	To Amortize the Estimated Fair Value Adjustment on NTA's Life Policy Reserves	$(7,451)
(7a)	Total Adjustments to Benefits, Claims and Settlement Expenses	(7,451)

	Adjustments to DAC Amortization Expense:
	Adjustment to Eliminate NTA's Historical DAC Amortization Following the Write-Off of DAC	(2,505)
(7b)	Total Adjustments to DAC Amortization Expense	(2,505)

	Adjustments to Operating Expenses:
	To Amortize Certain Identifiable Finite-Lived Intangible Assets Acquired in Connection with the Acquisition	11,115
	Adjustment to Eliminate Transaction Costs Attributable to the Acquisition	(4,087)
(7c)	Total Adjustments to Operating Expenses	7,028
	Total Adjustments to Benefits, Losses and Expenses	(2,928)

	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 21%	615
(7d)	Total Adjustments to Income Tax Expense	615
	Total Adjustments to Net Income Before Non-Controlling Interest	2,313
(7e)	Adjustment to Eliminate NTA's Historical Non-Controlling Interest	2,523
	Total Adjustments to Net Income	$4,836

Note 7 - Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2018 (Continued)

Adjustments included in the "Financing Adjustments" column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 are as follows:

($ in thousands)		Increase (Decrease)
		For the Year Ended December 31, 2018
	Revenues:
	Adjustments to Net Investment Income:
	To Reflect the Impact on Historical Net Investment Income on the Average Annual Yield on Horace Mann's Fixed Maturity Securities which were Sold to Fund Part of the Consideration Paid to Effect the Acquisition	$(6,863)
(7f)	Total Adjustments to Net Investment Income	(6,863)
	Total Adjustments to Revenues	(6,863)

	Benefits, Losses and Expenses:
	Adjustments to Interest Expense:
	Adjustment to Record the Estimated Interest Expense on the Senior Credit Facility Used to Fund Part of the Consideration Paid to Effect the Acquisition	5,580
(7g)	Total Adjustment to Interest Expense	5,580
	Total Adjustments to Benefits, Losses and Expenses	5,580

	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 21%	(2,613)
(7h)	Total Adjustments to Income Tax Expense	(2,613)
	Total Adjustments to Net Income Before Non-Controlling Interest	(9,830)
	Total Adjustments to Net Income	$(9,830)

Note 8 - Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended March 31, 2019

Adjustments included in the "Acquisition Adjustments" column in the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 are as follows:

($ in thousands)		Increase (Decrease)
		For the Three Months Ended March 31, 2019
	Benefits, Losses and Expenses:
	Adjustments to Benefits, Claims and Settlement Expenses:
	To Amortize the Estimated Fair Value Adjustment on NTA's Life Policy Reserves	$(1,863)
(8a)	Total Adjustments to Benefits, Claims and Settlement Expenses	(1,863)

	Adjustments to DAC Amortization Expense:
	Adjustment to Eliminate NTA's Historical DAC Amortization Following the Write-Off of DAC	(1,280)
(8b)	Total Adjustments to DAC Amortization Expense	(1,280)

	Adjustments to Operating Expenses:
	To Amortize Certain Identifiable Finite Lived Intangible Assets Acquired in Connection with the Acquisition	2,779
	Adjustment to Eliminate Transaction Costs Attributable to the Acquisition	(578)
(8c)	Total Adjustments to Operating Expenses	2,201
	Total Adjustments to Benefits, Losses and Expenses	(942)

	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 21%	198
(8d)	Total Adjustments to Income Tax Expense	198
	Total Adjustments to Net Income Before Non-Controlling Interest	744
(8e)	Adjustment to Eliminate NTA's Historical Non-Controlling Interest	672
	Total Adjustments to Net Income	$1,416

Note 8 - Preliminary Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended March 31, 2019 (Continued)

Adjustments included in the "Financing Adjustments" column in the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 are as follows:

($ in thousands)		Increase (Decrease)
		For the Three Months Ended March 31, 2019
	Revenues:
	Adjustments to Net Investment Income:
	To Reflect the Impact on Historical Net Investment Income on the Average Annual Yield on Horace Mann's Fixed Maturity Securities which were Sold to Fund Part of the Consideration Paid to Effect the Acquisition	$(1,716)
(8f)	Total Adjustments to Net Investment Income	(1,716)
	Total Adjustments to Revenues	(1,716)

	Benefits, Losses and Expenses:
	Adjustments to Interest Expense:
	Adjustment to Record the Estimated Interest Expense on the Senior Credit Facility Used to Fund Part of the Consideration Paid to Effect the Acquisition	1,581
(8g)	Total Adjustment to Interest Expense	1,581
	Total Adjustments to Benefits, Losses and Expenses	1,581

	Adjustment to Income Taxes:
	Adjustment to Reflect the Income Tax Impact on the Unaudited Pro Forma Adjustments using the U.S. Statutory Tax Rate of 21%	(692)
(8h)	Total Adjustments to Income Tax Expense	(692)

	Total Adjustments to Net Income Before Non-Controlling Interest	(2,605)
	Total Adjustments to Net Income	$(2,605)

Note 9 - Preliminary Unaudited Pro Forma Net Income per Share

The preliminary unaudited pro forma basic and diluted net income per share calculations are based on Horace Mann's historical basic and diluted weighted average number of shares outstanding for the year ended December 31, 2018 and three months ended March 31, 2019. The pro forma weighted average number of shares outstanding reflects the following adjustments as if the Acquisition had occurred on January 1, 2018:

($ in thousands, except per share data)	Year Ended
December 31, 2018
Basic:

Pro Forma net income	$46,482
Weighted average number of common shares during the period	41,570

Pro forma net income per share - basic	$1.12

Diluted:

Pro forma net income	$46,482
Weighted average number of common shares during the period	41,570
Weighted average number of common equivalent shares to reflect the dilutive effect of common stock equivalent securities:
Stock options	100
Common stock units related to deferred compensation for employees	25
Restricted common stock units related to incentive compensation	199
Total common and common equivalent shares adjusted to calculate diluted earnings per share	41,894

Pro forma net income per share – diluted	$1.11

($ in thousands, except per share data)	Three Months Ended
March 31, 2019
Basic:

Pro Forma net income	$40,750
Weighted average number of common shares during the period	41,610

Pro forma net income per share - basic	$0.98

Diluted:

Net income	$40,750
Weighted average number of common shares during the period	41,610
Weighted average number of common equivalent shares to reflect the dilutive effect of common stock equivalent securities:
Stock options	66
Common stock units related to deferred compensation for employees	—
Restricted common stock units related to incentive compensation	109
Total common and common equivalent shares adjusted to calculate diluted earnings per share	41,785

Pro forma net income per share – diluted	$0.98

Note 10 - Reconciliation of Certain NTA Historical Information

The following table reconciles certain NTA historical information to the Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2019:

($ in thousands)	March 31, 2019
Other assets:
Amount reported in NTA's unaudited condensed consolidated balance sheet	$21,597
Recognition of right of use assets (1)	5,432
As presented in unaudited pro forma condensed consolidated balance sheet	$27,029

Other liabilities:
Amount reported in NTA's unaudited condensed consolidated balance sheet	$8,983
Recognition of lease liabilities (1)	5,432
As presented in unaudited pro forma condensed consolidated balance sheet	$14,415
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(1)	To reflect the impact from cumulative effect of change in accounting principle on January 1, 2019 as a result of adopting ASU - 2016-02: Leases (Topic 842).